EXHIBIT 99

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                             Fresenius Medical Care

                                                 FRESENIUS MEDICAL CARE AG
PRESS RELEASE                                    INVESTOR RELATIONS
                                                 Else-Kroner-Str. 1
                                                 D-61352 Bad
                                                 Homburg

                                                 Contact:

                                                 Oliver Maier
                                                 ------------
                                                 Phone:  + 49 6172 609 2601
                                                 Fax:    + 49 6172 609 2301
                                                 E-mail: ir-fms@fmc-ag.com

                                                 Heinz Schmidt
                                                 -------------
                                                 Phone:  +  1 781 402 9000
                                                                Ext.: 4518

                                                 Fax:    +  1 781 402 9741
                                                 E-mail: ir-fmcna@fmc-ag.com

                                                 Internet: http://www.fmc-ag.com
                                                           ---------------------

                                                 APRIL 14, 2003

                       FRESENIUS MEDICAL CARE AG ANNOUNCES

            SETTLEMENT OF MERGER-RELATED COMMERCIAL PAYER LITIGATION

         BAD HOMBURG, Germany - Fresenius Medical Care AG ("the Company") (Frankfurt Stock Exchange: FME, FME3) (NYSE: FMS, FMS-p), the world's largest provider of Dialysis Products and Services, announced today that Fresenius Medical Care North America has reached a settlement of litigation with a group of commercial health insurers led by Connecticut General Life Insurance Company. The settled litigation involved allegations of excess medical services claims and counterclaims of alleged delayed payments. No admission of liability has been or will be made by any party. The terms of the settlement are confidential.

      Ben Lipps, Chief Executive Officer of Fresenius Medical Care North America, commented, "We are pleased to announce that another legal issue dating back to our 1996 merger has been resolved and, with this settlement, we can confirm that we remain confident in the adequacy of the provision established in 2001 for merger-related matters. We look forward to continuing our important business relationships with these payers. The company remains dedicated to our mission of providing outstanding medical care to our thousands of patients."

      Fresenius Medical Care AG is the world's largest, integrated provider of products and services for individuals undergoing dialysis because of chronic kidney failure, a condition that affects more than 1,200,000 individuals worldwide. Through its network of approximately 1,480 dialysis clinics in North America, Europe, Latin America and Asia-Pacific, Fresenius Medical Care provides Dialysis Treatment to approximately 112,200 patients around the globe. Fresenius Medical Care is also the world's leading provider of Dialysis Products such as hemodialysis machines, dialyzers and related disposable products. For more information about Fresenius Medical Care, visit the Company's website at http://www.fmc-ag.com.

      This release contains forward-looking statements that are subject to various risks and uncertainties. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including changes in business, economic and competitive conditions, regulatory reforms, foreign exchange rate fluctuations, uncertainties in litigation or investigative proceedings, and the availability of financing. These and other risks and uncertainties are detailed in Fresenius Medical Care AG's reports filed with the U.S. Securities and Exchange Commission. Fresenius Medical Care AG does not undertake any responsibility to update the forward-looking statements in this release.

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